BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Bank of America Reports Q4-17 Net Income of $2.4 Billion, EPS $0.20

***Results Include Charge of $2.9 Billion, or $0.27 per Diluted Share, for the Tax Act*[1]**

Q4-17 Financial Highlights[2,3]

- Net income of $2.4 billion, or $0.20 per diluted share, including a charge of $2.9 billion, or $0.27 per diluted share, related to the Tax Cuts and Jobs Act (the "Tax Act")
- Revenue, net of interest expense, increased 2% to $20.4 billion from $20.0 billion
  - Net interest income (NII) increased $1.2 billion, or 11%, to $11.5 billion, reflecting benefits from higher interest rates, as well as loan and deposit growth[(A)]
  - Noninterest income decreased $724 million, or 7%, to $9.0 billion, primarily driven by the impact of the Tax Act and lower mortgage banking income, partially offset by higher asset management fees, investment banking revenues and card income
- Net charge-offs rose to $1.2 billion from $880 million, primarily driven by a single-name non-U.S. commercial charge-off totaling $292 million
  - Net charge-off ratio 0.53% compared to 0.39%
  - Excluding the single-name charge-off, the net charge-off ratio was fairly consistent with the prior quarter
- Provision for credit losses rose to $1.0 billion from $774 million
- Noninterest expense declined $139 million, or 1%, to $13.3 billion, with reductions in both personnel and non-personnel expenses
- Average loan balances in business segments rose 6% to $857 billion

Q4-17 Business Segment Highlights[2]

Consumer Banking

- Revenue rose 10% to $9.0 billion
- Loans up 9%; deposits up 8%
- Merrill Edge brokerage assets up 22%
- Mobile banking active users increased 12% to 24.2 million
- Credit/debit spend up 7% to $143 billion

Global Wealth and Investment Management

- Revenue rose 7% to $4.7 billion
- Total client balances increased $243 billion to a record of nearly $2.8 trillion
- Loans increased 7% to $157 billion
- Record assets under management (AUM) balances of more than $1 trillion

Global Banking

- Revenue rose 10% to $5.0 billion
- Loans increased 4% to record $350 billion
- Deposits increased 5% to record $330 billion
- Firmwide investment banking fees up 16% to $1.4 billion

Global Markets

- Sales and trading revenue of $2.5 billion, including negative net debit valuation adjustment (DVA) of $118 million
- Excluding net DVA, sales and trading revenue down 9% vs. strong Q4-16[(E)]
  - FICC down 13%[(E)]
  - Equities flat[(E)]

CEO Commentary

"Responsible growth delivered solid results in 2017. Pretax earnings rose 17 percent, and we continued to close in on our long-term return targets. We gained market share across our businesses while carefully managing credit, risk exposures, and expenses. We invested in technology, client engagement, and in our own team, including the $1,000 bonus we announced last month for 145,000 employees. We also shared our success with stakeholders through our high level of funding philanthropic initiatives, our 2 million employee volunteer hours, and our commitment to long-term shareholder value by returning nearly $17 billion in capital through common stock repurchases and dividends."

— Brian Moynihan, Chief Executive Officer

Financial Highlights[3]	**Reported**		**Tax Act Impact[1]**	**Excl. Tax Act Impact[4]**	
($ in billions, except per share data)	**Q4-17**	**FY 2017**		**Q4-17**	**FY 2017**
Total revenue, net of interest expense	$ 20.4	$ 87.4	$(0.9)	$ 21.4	$ 88.3
Net income	2.4	18.2	(2.9)	5.3	21.1
Diluted earnings per common share	$0.20	$1.56	$(0.27)	$0.47	$1.83
Return on average assets	0.41%	0.80%		0.90%	0.93%
Return on average common shareholders' equity	3.3	6.7		7.8	7.9
Return on average tangible common shareholders' equity[4]	4.6	9.4		10.9	11.0
Efficiency ratio	65	63		62	62

[1] Amount represents the estimated impact of the Tax Act, which may change as additional guidance and information become available.
[2] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[3] Effective October 1, 2017, the accounting method for retirement-eligible equity incentives was changed; prior periods presented have been restated to conform to the current period presentation. For more information, see page 9 of this press release.
[4] Represents a non-GAAP financial measure. For additional information (including reconciliation information), see endnote B.

1

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

CFO Commentary

"Client activity was strong across all of our businesses in 2017. We grew average deposits by $47 billion, or 4 percent, and we increased average loan balances in our business segments by $45 billion, or 6 percent. Once again, we delivered positive operating leverage by carefully managing expenses even as we continued to invest in new capabilities and technology that make it easier for our customers to do business with us. Our balance sheet remains strong and we believe we are well positioned for growth."

— Paul M. Donofrio, Chief Financial Officer

Consumer Banking

Financial Results[1]

- Net income increased $277 million, or 14%, to $2.2 billion, driven by solid operating leverage as revenue growth outpaced expense growth; pretax, pre-provision net revenue increased 18% to $4.4 billion[(C)]
- Revenue increased $843 million, or 10%, to $9.0 billion
  - NII increased $888 million, or 16%, driven by strong deposit and loan growth
  - Noninterest income decreased $45 million, or 2%, reflecting lower mortgage banking income, partially offset by higher card income and service charges
- Provision for credit losses increased $126 million, primarily driven by credit card seasoning and loan growth. Net charge-offs increased $107 million to $839 million; net charge-off ratio was relatively stable at 1.21%
- Noninterest expense rose $176 million, or 4%, driven by the shared success discretionary year-end bonus and investments in digital capabilities and business growth

	Three months ended		
($ in millions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Total revenue (FTE)[2]	**$8,954**	$8,774	$8,111
Provision for credit losses	**886**	967	760
Noninterest expense	**4,506**	4,460	4,330
Pretax income	**3,562**	3,347	3,021
Income tax expense	**1,365**	1,260	1,101
Net income	**$2,197**	$2,087	$1,920

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits grew $47.6 billion, or 8%; average loans grew $22.1 billion, or 9%
- Merrill Edge brokerage assets grew $32.3 billion, or 22%, to $177 billion, driven by strong client flows and market performance
- Combined credit/debit card spending up 7%
- 4,470 financial centers, including 30 new openings and 289 renovations during the past 12 months
- Digital usage continued to grow; digital sales grew to 24% of all Consumer Banking sales
  - Mobile channel usage up 34% to 1.3 billion interactions
  - 23.1 million person-to-person payments through Zelle, up more than double from Q4-16
  - 24.2 million mobile banking active users, up 12%
- Efficiency ratio improved to 50% from 53%, despite continued investment in primary sales professionals and financial center builds/renovations

	Three months ended		
($ in billions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Average deposits	**$665.5**	$659.0	$618.0
Average loans and leases	**275.7**	268.8	253.6
Brokerage assets (EOP)	**177.0**	167.3	144.7
Mobile banking active users (MM)	**24.2**	23.6	21.6
Number of financial centers	**4,470**	4,511	4,579
Efficiency ratio (FTE)	**50%**	51%	53%
Return on average allocated capital	**24**	22	22
Total U.S. Consumer Credit Card[2]			
Average credit card outstanding balances	**$93.5**	$91.6	$89.5
Total credit/debit spend	**143.4**	137.0	134.3
Risk-adjusted margin	**8.7%**	8.6%	9.2%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

2

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Wealth and Investment Management

Financial Results[1]

- Net income increased $108 million, or 17%, to $742 million as solid revenue growth more than offset increased revenue-related expenses
- Revenue rose $306 million, or 7%, to $4.7 billion
  - NII grew $71 million, or 5%, driven by higher short-term interest rates and loan balances
  - Noninterest income increased $235 million, or 8%, as higher asset management fees more than offset lower transactional revenue
- Noninterest expense increased $113 million, or 3%, primarily driven by higher revenue-related incentive costs

	Three months ended		
($ in millions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Total revenue (FTE)[2]	**$4,683**	$4,620	$4,377
Provision for credit losses	**6**	16	22
Noninterest expense	**3,472**	3,371	3,359
Pretax income	**1,205**	1,233	996
Income tax expense	**463**	464	362
Net income	**$742**	$769	$634

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1]

- Total client balances increased $243 billion, or 10%, to $2.75 trillion, driven by higher market valuations and positive AUM flows
- Average deposit balances declined $16.5 billion, or 6%, due primarily to clients shifting balances into investments
- Average loans and leases grew $10.9 billion, or 7%, driven by mortgage and structured lending; 31st consecutive quarter of average loan growth
- Strong AUM flows of $18.2 billion in Q4-17, reflecting solid client activity, as well as a shift from brokerage to AUM
- Pretax margin increased to 26% from 23%
- Number of wealth advisors[2] increased 3% to 19,238

	Three months ended		
($ in billions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Average deposits	**$240.1**	$239.6	$256.6
Average loans and leases	**157.1**	154.3	146.2
Total client balances	**2,751.9**	2,676.2	2,508.6
AUM flows	**18.2**	20.7	18.9
Pretax margin	**26%**	27%	23%
Return on average allocated capital	**21**	22	19

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes financial advisors in Consumer Banking of 2,402 and 2,200 in Q4-17 and Q4-16.

3

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Banking

Financial Results[1]

- Net income increased $92 million, or 6%, to $1.7 billion, as higher revenue more than offset increased business investments
- Revenue increased $469 million, or 10%, to $5.0 billion
  - NII increased 12%, reflecting the benefits of higher short-term interest rates, as well as deposit and loan growth
  - Noninterest income increased $168 million, or 8%, primarily due to higher investment banking fees
- Provision for credit losses increased $119 million to $132 million, driven by Global Banking's portion of a single-name non-U.S. commercial charge-off, partially offset by reductions in energy exposures and continued portfolio improvement
- Noninterest expense increased $124 million, or 6%, primarily due to higher personnel expenses and continued technology investments

	Three months ended		
($ in millions)	12/31/2017	9/30/2017	12/31/2016
Total revenue (FTE)[2,3]	**$5,018**	$4,987	$4,549
Provision for credit losses	**132**	48	13
Noninterest expense	**2,160**	2,119	2,036
Pretax income	**2,726**	2,820	2,500
Income tax expense	**1,046**	1,062	912
Net income	**$1,680**	$1,758	$1,588

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits increased $14.4 billion, or 5%, to a record $330 billion
- Average loans and leases grew $12.4 billion, or 4%, to a record $350 billion
- Total firmwide investment banking fees increased 16% to $1.4 billion (excluding self-led deals)
- Ranked No. 3 globally in total investment banking fees in 2017[(D)]
- Highest annual advisory fees since the Merrill Lynch merger
- Efficiency ratio improved to 43% from 45%

	Three months ended		
($ in billions)	12/31/2017	9/30/2017	12/31/2016
Average deposits	**$329.8**	$315.7	$315.4
Average loans and leases	**350.3**	346.1	337.8
Total Corp. IB fees (excl. self-led)[2]	**1.4**	1.5	1.2
Global Banking IB fees[2]	**0.8**	0.8	0.7
Business Lending revenue	**2.3**	2.3	2.1
Global Transaction Services revenue	**1.9**	1.8	1.7
Efficiency ratio (FTE)	**43%**	43%	45%
Return on average allocated capital	**17**	17	17

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

4

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Markets

Financial Results[1]

- Net income decreased $248 million, or 38%, to $410 million
  - Excluding net DVA[4], net income declined $238 million, or 33%, to $483 million
- Revenue down $78 million, or 2%, to $3.4 billion, driven by lower sales and trading revenue, partially offset by a gain on the sale of a non-core asset
  - Excluding net DVA[4], revenue decreased $61 million, or 2%, to $3.5 billion
- Noninterest expense increased $131 million, or 5%, to $2.6 billion, as lower revenue-related incentive costs were offset by continued investments in technology
- The provision for credit losses increased $154 million to $162 million, reflecting Global Markets' portion of a single-name non-U.S. commercial charge-off

	Three months ended		
($ in millions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Total revenue (FTE)[2,3]	**$3,395**	$3,901	$3,473
Net DVA[4]	**(118)**	(21)	(101)
Total revenue (excl. net DVA) (FTE)[2,3,4]	**3,513**	3,922	3,574
Provision for credit losses	**162**	(6)	8
Noninterest expense	**2,613**	2,711	2,482
Pretax income	**620**	1,196	983
Income tax expense	**210**	440	325
Net income	**$410**	$756	$658
Net income (excl. net DVA)[4]	**$483**	$769	$721

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote E for more information.

Business Highlights[1,2]

- Sales and trading revenue decreased $272 million, or 10%, to $2.5 billion
- Excluding net DVA, sales and trading revenue declined 9% to $2.7 billion[(E)]
  - Fixed Income, Currencies and Commodities (FICC) decreased 13%, driven by lower volatility and client activity across macro products, particularly rates products
  - Equities was flat, reflecting growth in client financing activities, offset by a decline in cash and derivatives trading, due to low levels of market volatility
- 2017 full-year sales and trading revenue decreased 5% from 2016 to $12.8 billion. Excluding net DVA, 2017 full-year sales and trading revenue decreased $423 million, or 3%, from 2016 to $13.2 billion[(E)]

	Three months ended		
($ in billions)	**12/31/2017**	**9/30/2017**	**12/31/2016**
Average total assets	**$659.4**	$642.4	$595.3
Average trading-related assets	**449.7**	442.3	417.2
Average loans and leases	**73.6**	72.3	70.6
Sales and trading revenue	**2.5**	3.1	2.8
Sales and trading revenue (excl. net DVA)[(E)]	**2.7**	3.2	2.9
Global Markets IB fees[2]	**0.6**	0.6	0.6
Efficiency ratio (FTE)	**77%**	69%	71%
Return on average allocated capital	**5**	9	7

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

5

6 All Other Three months ended Financial Results1 ($ in millions) 12/31/2017 9/30/2017 12/31/2016 Total revenue (FTE)2 $(1,363) $(203) $(286) Provision for credit losses (185) (191) (29) Noninterest expense 523 733 1,206 Pretax loss (1,701) (745) (1,463) Income tax expense (benefit) 963 (799) (1,198) Net income (loss) $(2,664) $54 $(265) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other consists of asset liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the mortgage servicing rights (MSR) valuation model for both core and non-core MSRs and the related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as Global Principal Investments, which is comprised of a portfolio of equity, real estate and other alternative investments. During the second quarter of 2017, we sold our non- U.S. consumer credit card business. • Net loss of $2.7 billion, compared to a net loss of $265 million, primarily driven by the impact from the Tax Act – $946 million pretax valuation adjustment on renewable energy investments, which was offset by the tax benefit from repricing the related deferred tax liability – $1.9 billion income tax expense related primarily to the repricing of deferred tax assets and deferred tax liabilities • Revenue declined $1.1 billion, driven by the impact of the Tax Act and lower mortgage banking income • The provision for credit losses improved $156 million to a benefit of $185 million, primarily driven by continued runoff of the non-core portfolio and the sale of the non-U.S. consumer credit card business in Q2-17 • Noninterest expense decreased $683 million, due to lower mortgage servicing costs, lower operational costs from the sale of the non-U.S. consumer card business, and lower litigation expense • Q4-17 results included a $379 million tax benefit from the restructuring of certain subsidiaries

7 Credit Quality Three months ended Highlights1 ($ in millions) 12/31/2017 9/30/2017 12/31/2016 Provision for credit losses $1,001 $834 $774 Net charge-offs2 1,237 900 880 Net charge-off ratio3 0.53% 0.39% 0.39% At period-end Nonperforming loans, leases and foreclosed properties $6,758 $6,869 $8,084 Nonperforming loans, leases and foreclosed properties ratio4 0.73% 0.75% 0.89% Allowance for loan and lease losses5 $10,393 $10,693 $11,480 Allowance for loan and lease losses ratio5 1.12% 1.16% 1.26% 1 Comparisons are to the year-ago quarter unless noted. 2 Includes net charge-offs of $41 million in Q4-16 for non-U.S. credit card loans. During the second quarter of 2017, we sold our non-U.S. consumer credit card business. 3 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 4 Nonperforming loans, leases and foreclosed properties ratio is calculated as nonperforming loans, leases and foreclosed properties divided by outstanding loans, leases and foreclosed properties at the end of the period. 5 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Excluding non-U.S. consumer credit card allowance of $243 million and loans of $9.2 billion, the allowance for loan and lease losses in Q4-16 was $11.2 billion and the allowance ratio was 1.25%. Note: Ratios do not include loans accounted for under the fair value option. • Overall credit quality remained strong • Net charge-offs increased $357 million to $1.2 billion, primarily driven by a single-name non-U.S. commercial charge-off totaling $292 million – The net charge-off ratio increased to 0.53% from 0.39% – Excluding the single-name charge-off, the net charge-off ratio was fairly consistent with the prior period • The provision for credit losses increased $227 million to $1.0 billion, driven primarily by the single-name charge-off mentioned above • Nonperforming assets declined $1.3 billion to $6.8 billion, driven primarily by loan sales and credit quality improvement in the energy sector Reserve Release • The net reserve release increased to $236 million, from $106 million in the year-ago quarter. The reserve release was driven by continued improvements in consumer real estate and energy exposures, partially offset by seasoning and loan growth in the U.S. Card portfolio

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	12/31/2017	**9/30/2017**	**12/31/2016**
Total assets	**$2,281.2**	$2,284.2	$2,188.1
Total loans and leases	**936.7**	927.1	906.7
Total loans and leases in business segments (excluding *All Other*)	**867.3**	854.3	819.2
Total deposits	**1,309.5**	1,284.4	1,260.9
Average Balance Sheet			
Average total assets	**$2,301.7**	$2,271.1	$2,208.4
Average loans and leases[1]	**927.8**	918.1	908.4
Average deposits	**1,293.6**	1,271.7	1,250.9
Funding and Liquidity			
Long-term debt	**$227.4**	$228.7	$216.8
Global Liquidity Sources, average[(F)]	**522**	517	515
Time to Required Funding (months)[(F)]	**49**	52	35
Liquidity Coverage Ratio[(F)]	**125%**	126%	n/a
Equity			
Common shareholders' equity	**$244.8**	$249.6	$241.0
Common equity ratio	**10.7%**	10.9%	11.0%
Tangible common shareholders' equity[2]	**$174.5**	$179.7	$169.8
Tangible common equity ratio[2]	**7.9%**	8.1%	8.0%
Per Share Data[3]			
Common shares outstanding (in billions)	**10.29**	10.46	10.05
Book value per common share	**$23.80**	$23.87	$23.97
Tangible book value per common share[2]	**16.96**	17.18	16.89
Regulatory Capital[(G)]			
Basel 3 Transition (as reported)			
Common equity tier 1 (CET1) capital	**$171.1**	$176.1	$168.9
Risk-weighted assets	**1,450**	1,482	1,530
CET1 ratio	**11.8%**	11.9%	11.0%
Basel 3 Fully Phased-in[(G)]			
CET1 capital	**$168.5**	$173.6	$162.7
Standardized approach			
Risk-weighted assets	**$1,442**	$1,420	$1,417
CET1 ratio	**11.7%**	12.2%	11.5%
Advanced approaches			
Risk-weighted assets	**$1,460**	$1,460	$1,512
CET1 ratio	**11.5%**	11.9%	10.8%
Supplementary leverage[(H)]			
Bank holding company supplementary leverage ratio (SLR)	**6.9%**	7.1%	6.9%

[1] Includes $9.1 billion of non-U.S. consumer credit card loans in Q4-16. During the second quarter of 2017, we sold our non-U.S. consumer credit card business.
[2] Represents a non-GAAP financial measure. For reconciliation, see pages 17-18 of this press release.
[3] Berkshire Hathaway exercised its warrants to purchase 700 million shares of BAC common stock in Q3-17 using its Series T preferred shares, which resulted in an increase to common shares outstanding.
n/a = not applicable

8

9 A The Corporation also measures net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources, and is consistent with industry practices. Net interest income on an FTE basis was $11.7 billion and $10.5 billion for the three months ended December 31, 2017 and 2016. For reconciliation to GAAP financial measures, refer to pages 17–18 of this press release. The FTE adjustment was $251 million, $240 million, $237 million, $197 million and $234 million for Q4-17, Q3-17, Q2-17, Q1-17 and Q4-16 respectively. The FTE adjustment will decline in 2018 as a result of a lower U.S. corporate tax rate; reductions to the FTE adjustment will be offset in tax expense. B The financial information under Financial Highlights excluding the Tax Act impact, return on average tangible common shareholders' equity, and tangible book value per share of common stock are non-GAAP financial measures. For reconciliation to GAAP financial measures of the financial information included under Financial Highlights excluding the Tax Act impact, refer to the table on page 1, or below. For reconciliation of return on average tangible common shareholder's equity and tangible book value per share of common stock to GAAP financial measures, see pages 17–18 of this press release. Enactment of the Tax Act reduced Q4-17 net income by $2.9 billion and negatively impacted Q4-17 and FY 2017 return on average assets by 49 bps and 13 bps, respectively; return on average common shareholders’ equity by 455 bps and 117 bps, respectively; return on average tangible common shareholders’ equity by 630 bps and 162 bps, respectively; and efficiency ratio by 287 bps and 67 bps, respectively. Reported metrics are shown on page 1 of this press release. C Pretax, pre-provision net revenue (PPNR) is a non-GAAP financial measure. PPNR is total revenue, net of interest expense (on an FTE basis), less noninterest expense. Consumer Banking total revenue, net of interest expense (on an FTE basis) was $9.0 billion and $8.1 billion for the three months ended December 31, 2017 and 2016. Noninterest expense was $4.5 billion and $4.3 billion for the three months ended December 31, 2017 and 2016. D Rankings per Dealogic as of January 2, 2018 for the year ended December 31, 2017, excluding self-led deals. E Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA losses were $118 million, $21 million and $101 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. Net DVA losses were $428 million and $238 million for 2017 and 2016, respectively. FICC net DVA losses were $112 million, $14 million and $98 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. FICC net DVA losses were $394 million and $238 million for 2017 and 2016, respectively. Equities net DVA losses were $6 million, $7 million and $3 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. Equities net DVA losses were $34 million and $0 for 2017 and 2016, respectively. F Liquidity Coverage Ratio at December 31, 2017 is preliminary. Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. The Liquidity Coverage Ratio (LCR) represents the consolidated average amount of high-quality liquid assets as a percentage of the prescribed average net cash outflows over a 30-calendar-day period of significant liquidity stress, under the U.S. LCR final rule. Time to required funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. G Regulatory capital ratios at December 31, 2017 are preliminary. Fully phased-in estimates are non-GAAP financial measures. For reconciliation to GAAP financial measures, refer to page 13 of this press release. As an Advanced approaches institution, we are required to report regulatory capital risk-weighted assets and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, which is the Advanced approaches for the periods presented. During the fourth quarter of 2017, we obtained approval from U.S. banking regulators to use our internal models methodology (IMM) to calculate counterparty credit risk-weighted assets for derivatives under the Advanced approaches. Fully phased-in estimates for prior periods assumed approval. H The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off- balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. Effective October 1, 2017, the Corporation changed its accounting method for stock-based compensation awards granted to retirement-eligible employees from expensing their value in full at the grant date (generally in the first quarter of each year) to expensing the estimated value ratably over the year prior to the grant date. This change affects consolidated financial information and All Other; it does not affect the business segments. All prior periods presented herein have been restated for this change in accounting method. Under the applicable bank regulatory rules, we are not required to and, accordingly, did not restate previously filed capital metrics and ratios. Endnotes

10 Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss fourth- quarter 2017 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international), and the conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon on January 17, through 11:59 p.m. ET on January 24. Investor Call Information Investors May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Reporters May Contact: Jerry Dubrowski, Bank of America, 1.646.855.1195 jerome.f.dubrowski@bankofamerica.com About Bank of America Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,500 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 35 million active users, including approximately 24 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

11 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates, economic conditions, and potential geopolitical instability; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank (G-SIB) surcharge; the potential impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Resolution Plan; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; and other similar matters. "Bank of America Merrill Lynch" is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation's broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at http://newsroom.bankofamerica.com. www.bankofamerica.com

12

Bank of America Corporation and Subsidiaries

Selected Financial Data

(Dollars in millions, except per share data; shares in thousands)

Summary Income Statement	Year Ended December 31 2017	Year Ended December 31 2016	Fourth Quarter 2017	Third Quarter 2017	Fourth Quarter 2016
Net interest income	$ 44,667	$ 41,096	$ 11,462	$ 11,161	$ 10,292
Noninterest income	42,685	42,605	8,974	10,678	9,698
Total revenue, net of interest expense	87,352	83,701	20,436	21,839	19,990
Provision for credit losses	3,396	3,597	1,001	834	774
Noninterest expense	54,743	55,083	13,274	13,394	13,413
Income before income taxes	29,213	25,021	6,161	7,611	5,803
Income tax expense	10,981	7,199	3,796	2,187	1,268
Net income	$ 18,232	$ 17,822	$ 2,365	$ 5,424	$ 4,535
Preferred stock dividends	1,614	1,682	286	465	361
Net income applicable to common shareholders	$ 16,618	$ 16,140	$ 2,079	$ 4,959	$ 4,174
Average common shares issued and outstanding	10,195,646	10,284,147	10,470,672	10,197,891	10,170,031
Average diluted common shares issued and outstanding	10,778,428	11,046,806	10,621,809	10,746,666	10,992,258
Summary Average Balance Sheet					
Total debt securities	$ 435,005	$ 418,289	$ 441,624	$ 436,886	$ 430,719
Total loans and leases	918,731	900,433	927,790	918,129	908,396
Total earning assets	1,922,061	1,866,824	1,950,048	1,919,502	1,884,112
Total assets	2,268,633	2,190,218	2,301,687	2,271,104	2,208,391
Total deposits	1,269,796	1,222,561	1,293,572	1,271,711	1,250,948
Common shareholders' equity	247,101	241,187	250,838	249,214	244,519
Total shareholders' equity	271,289	265,843	273,162	273,238	269,739
Performance Ratios					
Return on average assets	0.80%	0.81%	0.41%	0.95%	0.82%
Return on average common shareholders' equity	6.72	6.69	3.29	7.89	6.79
Return on average tangible common shareholders' equity [1]	9.41	9.51	4.56	10.98	9.58
Per common share information					
Earnings	$ 1.63	$ 1.57	$ 0.20	$ 0.49	$ 0.41
Diluted earnings	1.56	1.49	0.20	0.46	0.39
Dividends paid	0.39	0.25	0.12	0.12	0.075
Book value	23.80	23.97	23.80	23.87	23.97
Tangible book value [1]	16.96	16.89	16.96	17.18	16.89

Summary Period-End Balance Sheet	December 31 2017	September 30 2017	December 31 2016
Total debt securities	$ 440,130	$ 439,209	$ 430,731
Total loans and leases	936,749	927,117	906,683
Total earning assets	1,941,542	1,938,821	1,849,752
Total assets	2,281,234	2,284,174	2,188,067
Total deposits	1,309,545	1,284,417	1,260,934
Common shareholders' equity	244,823	249,646	240,975
Total shareholders' equity	267,146	271,969	266,195
Common shares issued and outstanding	10,287,302	10,457,474	10,052,626

Credit Quality	Year Ended December 31 2017	Year Ended December 31 2016	Fourth Quarter 2017	Third Quarter 2017	Fourth Quarter 2016
Total net charge-offs [2]	$ 3,979	$ 3,821	$ 1,237	$ 900	$ 880
Net charge-offs as a percentage of average loans and leases outstanding [3]	0.44%	0.43%	0.53%	0.39%	0.39%
Provision for credit losses	$ 3,396	$ 3,597	$ 1,001	$ 834	$ 774

	December 31 2017	September 30 2017	December 31 2016
Total nonperforming loans, leases and foreclosed properties [4]	$ 6,758	$ 6,869	$ 8,084
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.73%	0.75%	0.89%
Allowance for loan and lease losses [5]	$ 10,393	$ 10,693	$ 11,480
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [3,5]	1.12%	1.16%	1.26%

For footnotes see page 13.

Current period information is preliminary and based on company data available at the time of the presentation.

13

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	Basel 3 Transition		
	December 31 2017	September 30 2017	December 31 2016
Risk-based capital metrics [6]:			
Common equity tier 1 capital	**$ 171,124**	$ 176,094	$ 168,866
Common equity tier 1 capital ratio	**11.8%**	11.9%	11.0%
Tier 1 leverage ratio	**8.6**	9.0	8.9
Tangible equity ratio [7]	**8.9**	9.1	9.2
Tangible common equity ratio [7]	**7.9**	8.1	8.0

Regulatory Capital Reconciliations [6, 8]	December 31 2017	September 30 2017	December 31 2016
Regulatory capital – Basel 3 transition to fully phased-in			
Common equity tier 1 capital (transition)	**$ 171,124**	$ 176,094	$ 168,866
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	**(1,296)**	(1,357)	(3,318)
Accumulated OCI phased in during transition	**(879)**	(747)	(1,899)
Intangibles phased in during transition	**(348)**	(316)	(798)
Defined benefit pension fund assets phased in during transition	**(228)**	(187)	(341)
DVA related to liabilities and derivatives phased in during transition	**239**	158	276
Other adjustments and deductions phased in during transition	**(75)**	(77)	(57)
Common equity tier 1 capital (fully phased-in)	**$ 168,537**	$ 173,568	$ 162,729
Risk-weighted assets – As reported to Basel 3 (fully phased-in)			
Basel 3 Standardized approach risk-weighted assets as reported	**$ 1,433,310**	$ 1,407,093	$ 1,399,477
Changes in risk-weighted assets from reported to fully phased-in	**8,915**	12,710	17,638
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	**$ 1,442,225**	$ 1,419,803	$ 1,417,115
Basel 3 Advanced approaches risk-weighted assets as reported	**$ 1,450,210**	$ 1,481,919	$ 1,529,903
Changes in risk-weighted assets from reported to fully phased-in	**9,450**	(21,768)	(18,113)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [9]	**$ 1,459,660**	$ 1,460,151	$ 1,511,790
Regulatory capital ratios			
Basel 3 Standardized approach common equity tier 1 (transition)	**11.9%**	12.5%	12.1%
Basel 3 Advanced approaches common equity tier 1 (transition)	**11.8**	11.9	11.0
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	**11.7**	12.2	11.5
Basel 3 Advanced approaches common equity tier 1 (fully phased-in) [9]	**11.5**	11.9	10.8

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on pages 17-18.
(2) Includes non-U.S. credit card net charge-offs of $75 million for the year ended December 31, 2017, including $31 million and $44 million for the three months ended June 30, 2017 and March 31, 2017. These net charge-offs represent net charge-offs of non-U.S. credit card loans, which were sold in the second quarter of 2017.
(3) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.
(4) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held-for-sale or accounted for under the fair value option.
(5) For the fourth quarter of 2016, excluding the non-U.S. consumer credit card allowance of $243 million and loans and leases of $9.2 billion, the allowance for loan and lease losses is $11.2 billion and the allowance for loan and lease losses as a percentage of total loans and leases outstanding is 1.25%.
(6) As an Advanced approaches institution, we are required to report regulatory capital risk-weighted assets and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, which is the Advanced approaches for the periods presented.
(7) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on pages 17-18.
(8) Fully phased-in estimates are non-GAAP financial measures. For reconciliations to GAAP financial measures, see above.
(9) During the fourth quarter of 2017, we obtained approval from U.S. banking regulators to use our internal models methodology (IMM) to calculate counterparty credit risk-weighted assets for derivatives under the Advanced approaches. Fully phased-in estimates for prior periods assumed approval.

Effective October 1, 2017, the Corporation changed its accounting method for stock-based compensation awards granted to retirement-eligible employees from expensing their value in full at the grant date (generally in the first quarter of each year) to expensing the estimated value ratably over the year prior to the grant date. This change affects consolidated financial information and *All Other*; it does not affect the business segments. All prior periods presented herein have been restated for this change in accounting method. Under the applicable bank regulatory rules, we are not required to and, accordingly, did not restate previously-filed capital metrics and ratios.

Current period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 8,954	$ 4,683	$ 5,018	$ 3,395	$ (1,363)
Provision for credit losses	886	6	132	162	(185)
Noninterest expense	4,506	3,472	2,160	2,613	523
Net income (loss)	2,197	742	1,680	410	(2,664)
Return on average allocated capital [(2)]	24%	21%	17%	5%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 275,716	$ 157,063	$ 350,262	$ 73,552	$ 71,197
Total deposits	665,536	240,126	329,761	34,250	23,899
Allocated capital [(2)]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 280,473	$ 159,378	$ 350,668	$ 76,778	$ 69,452
Total deposits	676,530	246,994	329,273	34,029	22,719

	Third Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 8,774	$ 4,620	$ 4,987	$ 3,901	$ (203)
Provision for credit losses	967	16	48	(6)	(191)
Noninterest expense	4,460	3,371	2,119	2,711	733
Net income	2,087	769	1,758	756	54
Return on average allocated capital [(2)]	22%	22%	17%	9%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 268,810	$ 154,333	$ 346,093	$ 72,347	$ 76,546
Total deposits	658,974	239,647	315,692	32,125	25,273
Allocated capital [(2)]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 272,360	$ 155,871	$ 349,838	$ 76,225	$ 72,823
Total deposits	669,647	237,771	319,545	33,382	24,072

	Fourth Quarter 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 8,111	$ 4,377	$ 4,549	$ 3,473	$ (286)
Provision for credit losses	760	22	13	8	(29)
Noninterest expense	4,330	3,359	2,036	2,482	1,206
Net income (loss)	1,920	634	1,588	658	(265)
Return on average allocated capital [(2)]	22%	19%	17%	7%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 253,602	$ 146,180	$ 337,828	$ 70,615	$ 100,171
Total deposits	617,967	256,629	315,359	33,775	27,218
Allocated capital [(2)]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases [(3)]	$ 258,991	$ 148,179	$ 339,271	$ 72,743	$ 96,713
Total deposits	632,786	262,530	307,630	34,927	23,061

(1) Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.
(2) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(3) Includes $9.2 billion of non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet at December 31, 2016.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Annual Results by Business Segment and All Other

(Dollars in millions)

	Year Ended December 31, 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 34,521	$ 18,590	$ 19,999	$ 15,951	$ (784)
Provision for credit losses	3,525	56	212	164	(561)
Noninterest expense	17,787	13,564	8,596	10,731	4,065
Net income (loss)	8,207	3,088	6,953	3,293	(3,309)
Return on average allocated capital [(2)]	22%	22%	17%	9%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 266,058	$ 152,682	$ 346,089	$ 71,413	$ 82,489
Total deposits	653,320	245,559	312,859	32,864	25,194
Allocated capital [(2)]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 280,473	$ 159,378	$ 350,668	$ 76,778	$ 69,452
Total deposits	676,530	246,994	329,273	34,029	22,719

	Year Ended December 31, 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 31,731	$ 17,650	$ 18,445	$ 16,090	$ 685
Provision for credit losses	2,715	68	883	31	(100)
Noninterest expense	17,654	13,175	8,486	10,169	5,599
Net income (loss)	7,172	2,775	5,729	3,818	(1,672)
Return on average allocated capital [(2)]	21%	21%	15%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 245,808	$ 142,429	$ 333,820	$ 69,641	$ 108,735
Total deposits	599,651	256,425	304,741	34,250	27,494
Allocated capital [(2)]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases [(3)]	$ 258,991	$ 148,179	$ 339,271	$ 72,743	$ 96,713
Total deposits	632,786	262,530	307,630	34,927	23,061

(1) Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

(2) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(3) Includes $9.2 billion of non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet at December 31, 2016.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent (FTE) basis data [1]	Year Ended December 31 2017	Year Ended December 31 2016	Fourth Quarter 2017	Third Quarter 2017	Fourth Quarter 2016
Net interest income	$ 45,592	$ 41,996	$ 11,713	$ 11,401	$ 10,526
Total revenue, net of interest expense	88,277	84,601	20,687	22,079	20,224
Net interest yield	2.37%	2.25%	2.39%	2.36%	2.23%
Efficiency ratio	62.01	65.11	64.16	60.67	66.33

Other Data	December 31 2017	September 30 2017	December 31 2016
Number of financial centers - U.S.	4,470	4,511	4,579
Number of branded ATMs - U.S.	16,039	15,973	15,928
Headcount	209,376	209,839	210,673

[1] FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. See Reconciliations to GAAP Financial Measures on pages 17-18.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 18 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the years ended December 31, 2017 and 2016 and the three months ended December 31, 2017, September 30, 2017 and December 31, 2016. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2017	2016	**2017**	2017	2016
Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis					
Net interest income	**$ 44,667**	$ 41,096	**$ 11,462**	$ 11,161	$ 10,292
Fully taxable-equivalent adjustment	**925**	900	**251**	240	234
Net interest income on a fully taxable-equivalent basis	**$ 45,592**	$ 41,996	**$ 11,713**	$ 11,401	$ 10,526
Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis					
Total revenue, net of interest expense	**$ 87,352**	$ 83,701	**$ 20,436**	$ 21,839	$ 19,990
Fully taxable-equivalent adjustment	**925**	900	**251**	240	234
Total revenue, net of interest expense on a fully taxable-equivalent basis	**$ 88,277**	$ 84,601	**$ 20,687**	$ 22,079	$ 20,224
Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis					
Income tax expense	**$ 10,981**	$ 7,199	**$ 3,796**	$ 2,187	$ 1,268
Fully taxable-equivalent adjustment	**925**	900	**251**	240	234
Income tax expense on a fully taxable-equivalent basis	**$ 11,906**	$ 8,099	**$ 4,047**	$ 2,427	$ 1,502
Reconciliation of average common shareholders' equity to average tangible common shareholders' equity					
Common shareholders' equity	**247,101**	241,187	**250,838**	249,214	244,519
Goodwill	**(69,286)**	(69,750)	**(68,954)**	(68,969)	(69,745)
Intangible assets (excluding mortgage servicing rights)	**(2,652)**	(3,382)	**(2,399)**	(2,549)	(3,091)
Related deferred tax liabilities	**1,463**	1,644	**1,344**	1,465	1,580
Tangible common shareholders' equity	**$ 176,626**	$ 169,699	**$ 180,829**	$ 179,161	$ 173,263
Reconciliation of average shareholders' equity to average tangible shareholders' equity					
Shareholders' equity	**$ 271,289**	$ 265,843	**$ 273,162**	$ 273,238	$ 269,739
Goodwill	**(69,286)**	(69,750)	**(68,954)**	(68,969)	(69,745)
Intangible assets (excluding mortgage servicing rights)	**(2,652)**	(3,382)	**(2,399)**	(2,549)	(3,091)
Related deferred tax liabilities	**1,463**	1,644	**1,344**	1,465	1,580
Tangible shareholders' equity	**$ 200,814**	$ 194,355	**$ 203,153**	$ 203,185	$ 198,483

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

Current period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Reconciliations to GAAP Financial Measures (continued) (Dollars in millions) Year Ended December 31 Fourth Quarter 2017 Third Quarter 2017 Fourth Quarter 20162017 2016 Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity Common shareholders’ equity $ 244,823 $ 240,975 $ 244,823 $ 249,646 $ 240,975 Goodwill (68,951) (69,744) (68,951) (68,968) (69,744) Intangible assets (excluding mortgage servicing rights) (2,312) (2,989) (2,312) (2,459) (2,989) Related deferred tax liabilities 943 1,545 943 1,435 1,545 Tangible common shareholders’ equity $ 174,503 $ 169,787 $ 174,503 $ 179,654 $ 169,787 Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity Shareholders’ equity $ 267,146 $ 266,195 $ 267,146 $ 271,969 $ 266,195 Goodwill (68,951) (69,744) (68,951) (68,968) (69,744) Intangible assets (excluding mortgage servicing rights) (2,312) (2,989) (2,312) (2,459) (2,989) Related deferred tax liabilities 943 1,545 943 1,435 1,545 Tangible shareholders’ equity $ 196,826 $ 195,007 $ 196,826 $ 201,977 $ 195,007 Reconciliation of period-end assets to period-end tangible assets Assets $ 2,281,234 $ 2,188,067 $ 2,281,234 $ 2,284,174 $ 2,188,067 Goodwill (68,951) (69,744) (68,951) (68,968) (69,744) Intangible assets (excluding mortgage servicing rights) (2,312) (2,989) (2,312) (2,459) (2,989) Related deferred tax liabilities 943 1,545 943 1,435 1,545 Tangible assets $ 2,210,914 $ 2,116,879 $ 2,210,914 $ 2,214,182 $ 2,116,879 Book value per share of common stock Common shareholders’ equity $ 244,823 $ 240,975 $ 244,823 $ 249,646 $ 240,975 Ending common shares issued and outstanding 10,287,302 10,052,626 10,287,302 10,457,474 10,052,626 Book value per share of common stock $ 23.80 $ 23.97 $ 23.80 $ 23.87 $ 23.97 Tangible book value per share of common stock Tangible common shareholders’ equity $ 174,503 $ 169,787 $ 174,503 $ 179,654 $ 169,787 Ending common shares issued and outstanding 10,287,302 10,052,626 10,287,302 10,457,474 10,052,626 Tangible book value per share of common stock $ 16.96 $ 16.89 $ 16.96 $ 17.18 $ 16.89 Certain prior period amounts have been reclassified to conform to current period presentation.